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                                                                      Exhibit 11



                         Consent of Independent Auditors

                  We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-23549 of Pax World Growth Fund, Inc. of our report dated as of June 10, 1997, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in the Statement of Additional Information.


                                  /s/  PANNEL KERR FORSTER, P.C.


Boston, Massachusetts
June 10, 1997